Exhibit 99.1

DFIN Reports First Quarter 2020 Results

CHICAGO- May 7, 2020 – Donnelley Financial Solutions, Inc. (NYSE: DFIN), (the “Company”) today reported financial results for the first quarter 2020.

Highlights:

	First-quarter 2020	First-quarter 2019
Net Sales	$220.7 million	$229.6 million
GAAP Net Earnings (Loss)	$4.1 million	($1.4 million)
Non-GAAP Adjusted EBITDA(1)	$30.1 million	$23.7 million
Operating Cash Flow(2)	($37.1 million)	($68.3 million)
Free Cash Flow(1) (3)	($44.0 million)	($83.4 million)

(1) Non-GAAP Adjusted EBITDA (“Adjusted EBITDA”) and Free Cash Flow are non-GAAP measures that exclude the impact of items noted in the reconciliation tables below. The tables below provide reconciliations to the most comparable GAAP measures.

(2) Due to the seasonality of the Company’s business it is a user of cash in the first half of the year, with more than all of its operating cash flow being generated in the second half of the year.

(3) Defined as operating cash flow less capital expenditures.

●	Company introduces new business segmentation, better aligning the organizational structure to its software transformation strategy
●	First-quarter 2020 GAAP fully diluted net earnings per share of $0.12, up $0.16 from the prior year; non-GAAP fully diluted earnings per share of $0.21, up $0.15 from the first quarter of 2019
●	Record first-quarter software solutions net sales of $47.3 million; software solutions net sales accounted for 21.4% of total first-quarter 2020 net sales, up 190 basis points from 19.5% as a percentage of total net sales in the first quarter 2019
●	First-quarter 2020 Adjusted EBITDA of $30.1 million, up $6.4 million, or 27.0%, from the first quarter of 2019; Adjusted EBITDA margin of 13.6%, up 330 basis points from the first quarter 2019, primarily due to continued focus on cost control initiatives and an improved business mix
●	First-quarter 2020 operating cash flow improved $31.2 million, or 45.7%, from the first quarter 2019; first-quarter free cash flow improved $39.4 million, or 47.2%, from the first quarter 2019
●	Reduced total debt by $75.1 million from the first quarter of 2019
●	Company repurchased approximately 616,000 shares of its common stock during the quarter, at an average price of $6.19 per share, or $3.8 million in aggregate, under the Company’s $25 million stock repurchase program
●	Company purchased and retired $66.5 million (notional value) of its 8.25% senior notes due October 15, 2024 at an average price of 95.25 and recognized a pre-tax gain on the extinguishment of debt of $2.3 million

“We are pleased with our strong first-quarter results, which continue the trend of improving our mix of revenue toward software solutions and tech-enabled services, both of which have higher incremental profit margins. This trend, coupled with ongoing cost reductions, resulted in year-over-year expansion in Adjusted EBITDA margin for the third consecutive quarter, despite a weaker than expected market environment that negatively impacted our transactions and Venue dataroom offerings. We continue to aggressively delever, bringing down first-quarter total debt by $75 million compared to the first quarter of 2019, further strengthening our balance sheet and enhancing our financial flexibility. We ended the quarter with net leverage of 2.3x, and will continue to prioritize debt reduction, consistent with the approach we have taken historically,” said Daniel N. Leib, DFIN’s president and chief executive officer.

Leib continued, “Midway through the first quarter, our operations in Asia were negatively impacted by COVID-19-related shutdowns that significantly slowed transactional activity. As the virus spread globally, U.S. transactional market activity, primarily in M&A and IPO, also slowed significantly in the last couple weeks of the quarter. We continue to operate as an essential business, with the majority of our employee base working from home and all production and distribution facilities being fully operational. The demand for our recurring software solutions and tech-enabled compliance offerings remains robust through the crisis, with FundSuiteArc having a strong quarter, growing first-quarter revenues nearly 14%, while also booking several new customer contracts. ActiveDisclosure continues to perform well, again showing double-digit revenue growth in the first quarter, while continuing to add new customers at a steady pace.”

“Entering the second quarter, global IPO filings and M&A activity remain slow, as the markets adjust to operating in a pandemic environment. The duration and magnitude of COVID-19’s impact on our transactional and Venue offerings remains unclear, and as such, we are retracting our previous guidance for 2020, with the intent of bringing it back when visibility improves. We continue to aggressively manage our cost structure to mitigate the impact and, as the market leader in transactional filing, remain poised to drive transactional revenue and profit growth when market conditions return to a more normalized level,” Leib concluded.

New Business Segmentation

“Today we are pleased to introduce a new set of realigned reportable segments that we believe are better aligned with our software transformation strategy, provide us better visibility into the unique growth and profit drivers of each business, and create enhanced transparency and accountability for results across the company,” said David Gardella, DFIN’s chief financial officer.

The Company will now report in the following business segments:

Capital Markets – Software Solutions includes software solutions to help manage public and private transaction processes; extract data and analyze contracts; collaborate; and tag, validate and file SEC documents. This segment includes the Company’s software offerings of Venue, ActiveDisclosure and eBrevia, among others.

Capital Markets – Compliance & Communications Management includes technology-enabled services and print and distribution solutions for deal solutions and SEC compliance requirements.

Investment Companies – Software Solutions includes the Company’s FundSuiteArc software offering, which enables mutual fund companies, alternative investment companies and third-party fund administrators to store and manage compliance and regulatory information.

Investment Companies – Compliance & Communications Management includes the Company’s technology-enabled solutions for its investment companies clients to prepare and file registration forms, as well as XBRL-formatted filings. In addition, this segment includes print and distribution solutions for its clients to communicate with their investors.

Net Sales

Net sales in the first quarter of 2020 were $220.7 million, a decrease of $8.9 million, or 3.9%, from the first quarter of 2019. Net sales decreased primarily due to lower mutual funds compliance and transaction print, lower commercial print and lower capital market transactional print, partially offset by continued software solutions growth, primarily from FundSuiteArc and ActiveDisclosure.

GAAP Net Earnings

First-quarter 2020 net earnings were $4.1 million, or $0.12 per diluted share, compared to a net loss of $1.4 million, or $0.04 loss per diluted share, in the first quarter of 2019. The first quarter 2020 net earnings included after-tax losses of $4.6 million, or $0.13 per diluted share, primarily related to restructuring and share-based compensation expense, and an after-tax gain of $1.7 million, or $0.05 per diluted share related to the extinguishment of debt. The first-quarter 2019 net losses included various items totaling $3.6 million, or $0.10 per diluted share, all of which are excluded from the presentation of non-GAAP net earnings. Additional details regarding the amount and nature of these and other items are included in the attached schedules.

Adjusted EBITDA and Net Earnings

Adjusted EBITDA in the first quarter of 2020 was $30.1 million, compared to $23.7 million in the first quarter of 2019. Adjusted EBITDA margin in the first quarter of 2020 was 13.6%, an improvement of 330 basis points versus the first quarter of 2019. The increase in Adjusted EBITDA was primarily driven by the impact of cost control initiatives and improved business mix.

Non-GAAP net earnings totaled $7.2 million, or $0.21 earnings per diluted share, in the first quarter of 2020 compared to non-GAAP net earnings of $2.2 million, or $0.06 earnings per diluted share, in the first quarter of 2019. Reconciliations of net earnings to Adjusted EBITDA, non-GAAP net earnings and Adjusted EBITDA margin, are presented in the attached schedules.

2020 Guidance

The Company is suspending its previously announced full-year 2020 financial guidance due to the unpredictability of the duration and magnitude of the impact of the COVID-19 pandemic.

Conference Call Details

DFIN will hold a conference call and webcast today, Thursday, May 7, 2020 at 9:00 a.m. Eastern time (8:00 a.m. Central time) to discuss its first-quarter 2020 financial results, provide a general business update and respond to investor questions.

The conference call can be accessed via telephone as follows:

Domestic toll-free #: 833-227-5840

International toll #: 647-689-4064

Conference ID: 3559294

A live webcast of the call will also be available on the Company’s investor relations website. Please visit investor.dfinsolutions.com at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software.

If you are unable to participate during the live teleconference, a replay of the conference call will be available from 12:00 a.m. Eastern time, May 8, 2020 until 11:59 p.m. Eastern time, May 14, 2020. To access the replay, please dial 800-585-8367 (domestic) or 416-621-4642 (international). The Conference ID for the replay is: 3559294. The replay will also be available as a webcast on the Company’s investor relations website.

About DFIN

DFIN is a leading global risk and compliance solutions company. We provide domain expertise, enterprise software and data analytics for every stage of our clients’ business and investment lifecycles. Markets fluctuate, regulations evolve, technology advances, and through it all, DFIN delivers confidence with the right solutions in moments that matter. Learn about DFIN’s end-to-end risk and compliance solutions online at DFINsolutions.com or you can also follow us on Twitter @DFINSolutions or on LinkedIn.

Investor Contact:

Justin Ritchie

Investor Relations

investors@dfinsolutions.com

Use of non-GAAP Information

This news release may contain certain non-GAAP measures, including non-GAAP selling, general, and administrative expenses (“SG&A”), non-GAAP income from operations, non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings, non-GAAP diluted earnings per share, free cash flow and organic net sales. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business.

The Company’s non-GAAP statement of operations measures, non-GAAP SG&A, non-GAAP SG&A as % of total net sales, non-GAAP income from operations, non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings and non-GAAP diluted earnings per share, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations. These adjusted measures exclude the impact of expenses associated with the Company’s acquisition activities, COVID-19 related expenses, spin-off related expenses, non-recurring investor-related fees, share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales.

Free cash flow is a non-GAAP financial measure and is defined by the Company as net cash flow provided by operating activities less capital expenditures. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Organic net sales is a non-GAAP financial measure and is defined by the Company as reported net sales adjusted for the changes in foreign exchange rates.

These non-GAAP measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these measures are defined differently by different companies in our industry and, accordingly, such measures may not be comparable to similarly-titled measures of other companies.

Use of Forward-Looking Statements

This news release includes certain "forward-looking statements" within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of DFIN and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about DFIN management’s beliefs and expectations, are forward-looking statements. Words such as "believes," "anticipates," "estimates," "expects," "intends," "aims," "potential," "will," "would," "could," "considered," "likely," "estimate" and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While DFIN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond DFIN’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from DFIN’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in DFIN periodic public filings with the SEC, including but not limited to those discussed under "Risk Factors" in DFIN's Form 10-K for the fiscal year ended December 31, 2019, those discussed under “Cautionary Statement” in DFIN’s quarterly Form 10-Q filings, and in other investor communications of DFIN’s from time to time. DFIN does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in millions, except per share data)

	March 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$7.7	$17.2
Receivables, less allowances for expected losses of $9.7 in 2020 (2019 - $7.7)	214.6	161.4
Inventories	15.2	11.1
Prepaid expenses and other current assets	21.2	15.9
Assets held for sale	5.6	5.6
Total current assets	264.3	211.2
Property, plant and equipment, net	16.5	17.5
Right-of-use assets	80.3	80.7
Software, net	55.2	55.0
Goodwill	449.7	450.3
Other intangible assets, net	18.4	21.9
Deferred income taxes, net	9.1	9.0
Other noncurrent assets	41.3	41.3
Total assets	$934.8	$886.9

Liabilities
Accounts payable	$72.1	$58.5
Accrued liabilities	120.0	121.0
Total current liabilities	192.1	179.5
Long-term debt	336.6	296.0
Deferred compensation liabilities	18.8	20.0
Pension and other postretirement benefits plan liabilities	57.2	58.8
Noncurrent lease liabilities	57.8	57.9
Other noncurrent liabilities	5.2	6.1
Total liabilities	667.7	618.3

Equity
Preferred stock, $0.01 par value
Authorized: 1.0 shares; Issued: None	—	—
Common stock, $0.01 par value
Authorized: 65.0 shares;
Issued and outstanding: 34.8 shares and 33.8 shares in 2020 (2019 - 34.5 shares and 34.2 shares)	0.3	0.3
Treasury stock, at cost: 1.0 shares in 2020 (2019 - 0.3 shares)	(9.4)	(4.2)
Additional paid-in-capital	227.5	225.2
Retained earnings	135.5	131.9
Accumulated other comprehensive loss	(86.8)	(84.6)
Total equity	267.1	268.6
Total liabilities and equity	$934.8	$886.9

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Operations

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended March 31,
	2020	2019
Net sales
Tech-enabled services	$81.9	$83.2
Software solutions	47.3	44.7
Print and distribution	91.5	101.7
Total net sales	220.7	229.6
Cost of sales (1)
Tech-enabled services	42.8	48.8
Software solutions	24.8	26.6
Print and distribution	68.7	78.5
Total cost of sales	136.3	153.9
Selling, general and administrative expenses (1)	57.0	54.9
Depreciation and amortization	12.4	12.1
Restructuring, impairment and other charges, net	3.1	2.1
Income from operations	11.9	6.6
Interest expense, net	4.6	8.9
Investment and other income, net	(0.4)	(0.6)
Earnings (loss) before income taxes	7.7	(1.7)
Income tax expense (benefit)	3.6	(0.3)
Net earnings (loss)	$4.1	$(1.4)
Net earnings (loss) per share:
Basic	$0.12	$(0.04)
Diluted	$0.12	$(0.04)
Weighted average number of common shares outstanding:
Basic	34.2	34.0
Diluted	34.3	34.0
Additional information:
Gross margin (1)	38.2%	33.0%
SG&A as a % of total net sales (1)	25.8%	23.9%
Operating margin	5.4%	2.9%
Effective tax rate	46.8%	17.6%

__________

(1) Exclusive of depreciation and amortization

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP to Non-GAAP Measures

For the Three Months Ended March 31, 2020 and 2019

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended March 31, 2020
	SG&A	Income from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share (1)
GAAP basis measures	$57.0	$11.9	5.4%	$4.1	$0.12
Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	3.1	1.4%	2.2	0.06
Share-based compensation expense	(2.3)	2.3	1.0%	2.4	0.07
Gain on debt extinguishment (2)	—	—	—	(1.7)	(0.05)
COVID-19 related expenses	—	0.8	0.4%	0.6	0.02
eBrevia contingent consideration	0.4	(0.4)	(0.2%)	(0.4)	(0.01)
Total Non-GAAP adjustments	(1.9)	5.8	2.6%	3.1	0.09
Non-GAAP measures	$55.1	$17.7	8.0%	$7.2	$0.21

	For the Three Months Ended March 31, 2019
	SG&A	Income from operations	Operating margin	Net (loss) earnings	Net (loss) earnings per diluted share (1)
GAAP basis measures	$54.9	$6.6	2.9%	$(1.4)	$(0.04)
Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	2.1	0.9%	1.6	0.04
Share-based compensation expense	(1.5)	1.5	0.7%	1.1	0.03
Investor-related expenses	(1.0)	1.0	0.4%	0.7	0.02
Spin-off related transaction expenses	(0.4)	0.4	0.2%	0.3	0.01
Income tax adjustments	—	—	—	(0.1)	(0.00)
Total Non-GAAP adjustments	(2.9)	5.0	2.2%	3.6	0.10
Non-GAAP measures	$52.0	$11.6	5.1%	$2.2	$0.06

__________

(1) Net earnings per diluted share totals may not foot due to rounding.

(2) Gain on debt extinguishment is recorded within interest expense, net in the Company’s Unaudited Condensed Consolidated Statements of Operations

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Segment GAAP to Non-GAAP Operating Income and Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended March 31, 2020 and 2019

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Three Months Ended March 31, 2020
Net sales	$31.2	$99.1	$16.1	$74.3	$—	$220.7
Income (loss) from operations	1.8	21.4	0.1	2.1	(13.5)	11.9
Operating margin %	5.8%	21.6%	0.6%	2.8%	nm	5.4%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.3	0.5	0.3	0.4	1.6	3.1
Share-based compensation expense	—	—	—	—	2.3	2.3
COVID-19 related expenses	—	0.3	—	0.5	—	0.8
eBrevia contingent consideration	—	—	—	—	(0.4)	(0.4)
Total Non-GAAP adjustments	0.3	0.8	0.3	0.9	3.5	5.8

Non-GAAP income (loss) from operations	$2.1	$22.2	$0.4	$3.0	$(10.0)	$17.7
Non-GAAP operating margin %	6.7%	22.4%	2.5%	4.0%	nm	8.0%

Depreciation and amortization	3.1	4.0	2.9	2.4	—	12.4
Adjusted EBITDA	$5.2	$26.2	$3.3	$5.4	$(10.0)	$30.1
Adjusted EBITDA margin %	16.7%	26.4%	20.5%	7.3%	nm	13.6%

For the Three Months Ended March 31, 2019
Net sales	$30.5	$102.0	$14.2	$82.9	$—	$229.6
Income (loss) from operations	0.1	14.7	(3.7)	6.7	(11.2)	6.6
Operating margin %	0.3%	14.4%	(26.1%)	8.1%	nm	2.9%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.3	0.9	0.1	0.4	0.4	2.1
Share-based compensation expense	—	—	—	—	1.5	1.5
Investor-related expenses	—	—	—	—	1.0	1.0
Spin-off related transaction expenses	—	—	—	—	0.4	0.4
Total Non-GAAP adjustments	0.3	0.9	0.1	0.4	3.3	5.0

Non-GAAP income (loss) from operations	$0.4	$15.6	$(3.6)	$7.1	$(7.9)	$11.6
Non-GAAP operating margin %	1.3%	15.3%	(25.4%)	8.6%	nm	5.1%

Depreciation and amortization	3.1	3.5	3.4	2.1	—	12.1
Adjusted EBITDA	$3.5	$19.1	$(0.2)	$9.2	$(7.9)	$23.7
Adjusted EBITDA margin %	11.5%	18.7%	(1.4%)	11.1%	nm	10.3%

__________

nm - Not meaningful

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Segment GAAP to Non-GAAP Operating Income and Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended March 31, 2019 and June 30, 2019

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Three Months Ended March 31, 2019
Net sales	$30.5	$102.0	$14.2	$82.9	$—	$229.6
Income (loss) from operations	0.1	14.7	(3.7)	6.7	(11.2)	6.6
Operating margin %	0.3%	14.4%	(26.1%)	8.1%	nm	2.9%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.3	0.9	0.1	0.4	0.4	2.1
Share-based compensation expense	—	—	—	—	1.5	1.5
Investor-related expenses	—	—	—	—	1.0	1.0
Spin-off related transaction expenses	—	—	—	—	0.4	0.4
Total Non-GAAP adjustments	0.3	0.9	0.1	0.4	3.3	5.0

Non-GAAP income (loss) from operations	$0.4	$15.6	$(3.6)	$7.1	$(7.9)	$11.6
Non-GAAP operating margin %	1.3%	15.3%	(25.4%)	8.6%	nm	5.1%

Depreciation and amortization	3.1	3.5	3.4	2.1	—	12.1
Adjusted EBITDA	$3.5	$19.1	$(0.2)	$9.2	$(7.9)	$23.7
Adjusted EBITDA margin %	11.5%	18.7%	(1.4%)	11.1%	nm	10.3%

For the Three Months Ended June 30, 2019
Net sales	$32.2	$127.2	$15.7	$83.8	$—	$258.9
Income (loss) from operations	3.4	38.3	(2.5)	5.8	(11.6)	33.4
Operating margin %	10.6%	30.1%	(15.9%)	6.9%	nm	12.9%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.7	2.5	—	0.5	0.1	3.8
Share-based compensation expense	—	—	—	—	3.6	3.6
Loss on sale of Language Solutions business	—	—	—	—	2.8	2.8
Investor-related expenses	—	—	—	—	0.5	0.5
Total Non-GAAP adjustments	0.7	2.5	—	0.5	7.0	10.7

Non-GAAP income (loss) from operations	$4.1	$40.8	$(2.5)	$6.3	$(4.6)	$44.1
Non-GAAP operating margin %	12.7%	32.1%	(15.9%)	7.5%	nm	17.0%

Depreciation and amortization	3.0	3.8	3.0	2.2	—	12.0
Adjusted EBITDA	$7.1	$44.6	$0.5	$8.5	$(4.6)	$56.1
Adjusted EBITDA margin %	22.0%	35.1%	3.2%	10.1%	nm	21.7%

__________

nm - Not meaningful

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Segment GAAP to Non-GAAP Operating Income and Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended September 30, 2019 and December 31, 2019

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Three Months Ended September 30, 2019
Net sales	$31.5	$82.2	$15.0	$67.2	$—	$195.9
Income (loss) from operations	2.8	16.8	(1.7)	20.1	(5.9)	32.1
Operating margin %	8.9%	20.4%	(11.3%)	29.9%	nm	16.4%

Non-GAAP Adjustments
Gain on sale of building	—	—	—	(19.2)	—	(19.2)
Restructuring, impairment and other charges, net	0.3	1.6	—	0.2	0.7	2.8
Share-based compensation expense	—	—	—	—	2.6	2.6
Acquisition-related expenses	—	—	—	—	0.1	0.1
Total Non-GAAP adjustments	0.3	1.6	—	(19.0)	3.4	(13.7)

Non-GAAP income (loss) from operations	$3.1	$18.4	$(1.7)	$1.1	$(2.5)	$18.4
Non-GAAP operating margin %	9.8%	22.4%	(11.3%)	1.6%	nm	9.4%

Depreciation and amortization	3.2	4.0	3.1	2.4	—	12.7
Adjusted EBITDA	$6.3	$22.4	$1.4	$3.5	$(2.5)	$31.1
Non-GAAP Adjusted EBITDA margin %	20.0%	27.3%	9.3%	5.2%	nm	15.9%

For the Three Months Ended December 31, 2019
Net sales	$32.5	$78.3	$17.7	$61.8	$—	$190.3
Income (loss) from operations	3.3	16.5	0.1	(3.2)	(10.3)	6.4
Operating margin %	10.2%	21.1%	0.6%	(5.2%)	nm	3.4%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.1	1.0	0.5	0.4	2.9	4.9
Share-based compensation expense	—	—	—	—	1.2	1.2
Loss on sale of Language Solutions business	—	—	—	—	1.2	1.2
Spin-off related transaction expenses	—	—	—	—	(0.4)	(0.4)
Total Non-GAAP adjustments	0.1	1.0	0.5	0.4	4.9	6.9

Non-GAAP income (loss) from operations	$3.4	$17.5	$0.6	$(2.8)	$(5.4)	$13.3
Non-GAAP operating margin %	10.5%	22.3%	3.4%	(4.5%)	nm	7.0%

Depreciation and amortization	3.3	4.0	3.2	2.2	0.1	12.8
Adjusted EBITDA	$6.7	$21.5	$3.8	$(0.6)	$(5.3)	$26.1
Adjusted EBITDA margin %	20.6%	27.5%	21.5%	(1.0%)	nm	13.7%

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Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Segment GAAP to Non-GAAP Operating Income and Adjusted EBITDA and Margin Reconciliation

For the Twelve Months Ended December 31, 2019

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Twelve Months Ended December 31, 2019
Net sales	$126.7	$389.7	$62.6	$295.7	$—	$874.7
Income (loss) from operations	9.6	86.3	(7.8)	29.4	(39.0)	78.5
Operating margin %	7.6%	22.1%	(12.5%)	9.9%	nm	9.0%

Non-GAAP Adjustments
Gain on sale of building	—	—	—	(19.2)	—	(19.2)
Restructuring, impairment and other charges, net	1.4	6.0	0.6	1.5	4.1	13.6
Share-based compensation expense	—	—	—	—	8.9	8.9
Loss on sale of Language Solutions business	—	—	—	—	4.0	4.0
Investor-related expenses	—	—	—	—	1.5	1.5
Acquisition-related expenses	—	—	—	—	0.1	0.1
Total Non-GAAP adjustments	1.4	6.0	0.6	(17.7)	18.6	8.9

Non-GAAP income (loss) from operations	$11.0	$92.3	$(7.2)	$11.7	$(20.4)	$87.4
Non-GAAP operating margin %	8.7%	23.7%	(11.5%)	4.0%	nm	10.0%

Depreciation and amortization	12.6	15.3	12.7	8.9	0.1	49.6
Adjusted EBITDA	$23.6	$107.6	$5.5	$20.6	$(20.3)	$137.0
Adjusted EBITDA margin %	18.6%	27.6%	8.8%	7.0%	nm	15.7%

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Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

	For the Three Months Ended March 31,
	2020	2019
Operating Activities
Net earnings (loss)	$4.1	$(1.4)
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Depreciation and amortization	12.4	12.1
Provision for expected losses on accounts receivable	1.6	1.0
Share-based compensation	2.3	1.5
Gain on debt extinguishment	(2.3)	—
Deferred income taxes	(0.5)	(2.8)
Net pension plan income	(0.5)	(0.5)
Amortization of right-of-use assets	5.8	5.7
Other	0.1	2.0
Changes in operating assets and liabilities - net of acquisitions:
Accounts receivable, net	(55.7)	(63.6)
Inventories	(4.2)	(2.7)
Prepaid expenses and other current assets	(4.7)	(3.2)
Accounts payable	12.5	23.9
Income taxes payable and receivable	2.1	(11.3)
Accrued liabilities and other	(4.0)	(23.3)
Lease liabilities	(5.9)	(5.5)
Pension and other postretirement benefits plan contributions	(0.2)	(0.2)
Net cash used in operating activities	(37.1)	(68.3)
Investing Activities
Capital expenditures	(6.9)	(15.1)
Acquisition of business, net of cash acquired	—	(2.2)
Purchase of investment	(1.3)	—
Other investing activities	—	0.2
Net cash used in investing activities	(8.2)	(17.1)
Financing Activities
Revolving facility borrowings	146.5	178.5
Payments on revolving facility borrowings	(40.5)	(130.0)
Payments on long-term debt	(63.3)	—
Treasury share repurchases	(5.2)	(1.2)
Debt issuance costs	—	(0.2)
Net cash provided by financing activities	37.5	47.1
Effect of exchange rate on cash and cash equivalents	(1.7)	1.5
Net decrease in cash and cash equivalents	(9.5)	(36.8)
Cash and cash equivalents at beginning of year	17.2	47.3
Cash and cash equivalents at end of period	$7.7	$10.5
Supplemental cash flow information
Income taxes paid (net of refunds)	$2.0	$13.8
Interest paid	$2.6	$1.5

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

Additional Information:
	For the Three Months Ended March 31,
	2020	2019
Net cash used in operating activities	$(37.1)	$(68.3)
Less: capital expenditures	6.9	15.1
Free Cash Flow	$(44.0)	$(83.4)

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of Reported to Organic Net Sales

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Three Months Ended March 31, 2020	$31.2	$99.1	$16.1	$74.3	$220.7

For the Three Months Ended March 31, 2019	30.5	102.0	14.2	82.9	229.6

Net sales change	2.3%	(2.8%)	13.4%	(10.4%)	(3.9%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	(0.3%)	(0.3%)	(0.7%)	—	(0.2%)

Net organic sales change	2.6%	(2.5%)	14.1%	(10.4%)	(3.7%)

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP Net Earnings (Loss) to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019

GAAP net earnings	$43.1	$4.1	$7.0	$14.7	$17.3
Adjustments
Net gain on sale of building	(19.2)	—	—	(19.2)	—
Gain on equity investment	(13.6)	—	(13.6)	—	—
Restructuring, impairment and other charges, net	14.6	3.1	4.9	2.8	3.8
Share-based compensation expense	9.7	2.3	1.2	2.6	3.6
COVID-19 related expenses	0.8	0.8	—	—	—
eBrevia contingent consideration	(0.4)	(0.4)	—	—	—
Net loss on sale of Language Solutions business	4.0	—	1.2	—	2.8
Pension settlement charges	3.9	—	3.9	—	—
Investor-related expenses	0.5	—	—	—	0.5
Acquisition-related expenses	0.1	—	—	0.1	—
Spin-off related transaction expenses	(0.4)	—	(0.4)	—	—
Depreciation and amortization	49.9	12.4	12.8	12.7	12.0
Interest expense, net	33.8	4.6	11.5	8.6	9.1
Pension income and other income, net	(1.8)	(0.4)	(0.4)	(0.5)	(0.5)
Income tax expense (benefit)	18.4	3.6	(2.0)	9.3	7.5
Total Non-GAAP adjustments	100.3	26.0	19.1	16.4	38.8
Adjusted EBITDA	$143.4	$30.1	$26.1	$31.1	$56.1

Net sales	$865.8	$220.7	$190.3	$195.9	$258.9
Adjusted EBITDA margin %	16.6%	13.6%	13.7%	15.9%	21.7%

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
GAAP net earnings (loss)	$64.5	$(1.4)	$(1.0)	$48.0	$18.9
Adjustments
Gain on equity investment	(11.8)	—	—	(11.8)	—
Restructuring, impairment and other charges, net	5.8	2.1	0.3	0.8	2.6
Share-based compensation expense	8.9	1.5	2.0	2.1	3.3
Net gain on sale of Language Solutions business	(53.8)	—	(0.3)	(53.5)	—
Investor-related expenses	1.5	1.0	0.5	—	—
Acquisition-related expenses	0.6	—	0.3	—	0.3
Gain on e-Brevia investment	(1.8)	—	(1.8)	—	—
Spin-off related transaction expenses	12.7	0.4	0.2	3.7	8.4
Disposition-related expenses	6.3	—	0.3	4.5	1.5
Depreciation and amortization	47.5	12.1	12.7	11.6	11.1
Interest expense, net	36.6	8.9	9.5	8.4	9.8
Pension income and other income, net	(4.5)	(0.6)	(0.9)	(2.2)	(0.8)
Income tax expense (benefit)	25.3	(0.3)	(2.4)	19.7	8.3
Total Non-GAAP adjustments	73.3	25.1	20.4	(16.7)	44.5
Adjusted EBITDA	$137.8	$23.7	$19.4	$31.3	$63.4

Net sales	$937.4	$229.6	$200.3	$216.9	$290.6
Adjusted EBITDA margin %	14.7%	10.3%	9.7%	14.4%	21.8%

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Debt and Liquidity Summary

(UNAUDITED)

(in millions)

Total Liquidity	March 31, 2020		December 31, 2019		March 31, 2019
Availability
Stated amount of the Revolving Facility (1)	$300.0		$300.0		$300.0
Less: availability reduction from covenants	—		68.4		138.9
Amount available under the Revolving Facility	300.0		231.6		161.1

Usage
Borrowings under the Revolving Facility	106.0		—		48.5
Impact on availability related to outstanding letters of credit	—		—		—
Amount used under the Revolving Facility	106.0		—		48.5

Availability under the Revolving Facility	194.0		231.6		112.6

Cash	7.7		17.2		10.5

Net Available Liquidity	$201.7		$248.8		$123.1

Long-term debt	336.6		296.0		411.7

Adjusted EBITDA for the twelve months ended March 31, 2020 and 2019, and the year ended December 31, 2019	$143.4		$137.0		$137.8

Non-GAAP Gross Leverage (defined as total debt divided by Adjusted EBITDA)	2.3	x	2.2	x	3.0	x

Non-GAAP Net Debt (defined as total debt less cash)	328.9		278.8		401.2

Non-GAAP Net Leverage (defined as non-GAAP Net Debt divided by Adjusted EBITDA)	2.3	x	2.0	x	2.9	x

__________

(1) The Company has a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Leverage Ratio, both as defined and calculated in the credit agreement. Based on the Company’s results of operations for the twelve months ended March 31, 2020 and existing debt, the Company would have had the ability to utilize an incremental $194 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the agreement.